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                                                                EXHIBIT 99(a)(2)

                         OPTION EXCHANGE ELECTION FORM

                                EXCHANGED OPTIONS



TO WORLDGATE COMMUNICATIONS, INC.


I hereby elect to exchange the eligible options listed below for replacement options on the terms and conditions set forth in the foregoing WorldGate Communications, Inc. Employee Stock Option Exchange Offer Memorandum, which I have received. THIS ELECTION WILL BECOME IRREVOCABLE AT MIDNIGHT (PHILADELPHIA
TIME) ON JULY 23, 2001 (OR IF YOU EXTEND THE DEADLINE TO EXCHANGE OPTIONS, BEFORE THE EXTENDED EXPIRATION DATE OF THE OFFER).





GRANT NO.        GRANT DATE                SHARES COVERED BY EXCHANGED OPTION
--------         -----------               ----------------------------------





Employee Signature:
                   -----------------------------------

Employee Name (Printed):
                         -----------------------------

Date of Election:            , 2001
                  -----------


Receipt acknowledged on           , 2001 by:
                        ----------

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Name of Authorized WorldGate Representative



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[Optionee Name]
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